EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies to the best of his knowledge, in his capacity as an officer of LSP Energy Limited Partnership and LSP Batesville Funding Corporation (the “Companies”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	the Quarterly Report of the Companies on Form 10-Q for the period ended September 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Companies.

Dated: November 19, 2002	/s/ RICHARD C. KELLY Richard C. Kelly, President

/s/ C. ADAM CARTE C. Adam Carte, Treasurer